EXHIBIT 10.5
LIMITED GUARANTEE
Limited Guarantee, dated as of November 7, 2014 (this “Limited Guarantee”), by NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (the “Guarantor”), in favor of Extendicare International Inc., a corporation existing under the laws of Canada (the “Vendor”). Reference is hereby made to the Share Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Vendor and FC Domino Acquisition, LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Purchase Agreement.
1.Limited Guarantee. The Guarantor, intending to be legally bound, hereby irrevocably and unconditionally guarantees to the Vendor, severally and not jointly with any other Person, on the terms and subject to the conditions set forth herein, the payment, if and when due, of (a) the reimbursement and indemnification obligations of the Purchaser pursuant to, and subject to the limitations of, Section 2.6(e), the last sentence of Section 5.3(d) and Section 5.3(e) of the Purchase Agreement in the event the Purchase Agreement is terminated and (b) the Purchaser Termination Fee, less the Deposit, and any amounts owing from the Purchaser pursuant to Section 7.3(d), by the Purchaser upon the terms and subject to the conditions set forth in Section 7.3 of the Purchase Agreement (such obligations, collectively, the “Obligations”); provided, that the maximum aggregate liability of the Guarantor shall in no event exceed $8,750,000 (the “Cap”); provided, further, that the Guarantor shall not be liable for any amount in excess of 50% (the “Pro Rata Share”) of any Obligation. The Vendor hereby agrees that in no event shall the Guarantor be required to pay to any Person or Persons under this Limited Guarantee an amount, together with all other amounts paid by or on behalf of the Guarantor hereunder, in excess of the Cap or its Pro Rata Share of any Obligations, it being understood that this Limited Guarantee may not be enforced against the Guarantor without giving effect to the Cap or the second proviso of the immediately preceding sentence, and that neither the Guarantor nor any Guarantor Related Party (as hereinafter defined) shall have any obligation or liability to any Person relating to, arising out of or in connection with, this Limited Guarantee or, in the case of the Guarantor, the Purchase Agreement, other than as expressly set forth herein. The Vendor acknowledges that in the event the Purchaser has not satisfied all or a portion of the Obligations, indefeasible payment of the unsatisfied portion of the Obligations by any other Person on behalf of the Guarantor shall constitute satisfaction in full of the Guarantor’s obligations with respect thereto. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.
2.    Terms of Limited Guarantee.
(a)    This Limited Guarantee is one of payment, not of collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Limited Guarantee, irrespective of whether any action is brought against the Purchaser or whether the Purchaser is joined in any such action or actions.

(b)    Except as otherwise provided herein, the liability of the Guarantor under this Limited Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:
(i)    any change in the corporate existence, structure or ownership of the Purchaser or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Purchaser or the Guarantor or any of their respective assets;
(ii)    any waiver, amendment or modification of the Purchase Agreement in accordance with its terms, or change in the time, manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, the Obligations, any liability incurred directly or indirectly in respect thereof, or any agreement entered into by the Vendor, on the one hand, and the Purchaser, on the other hand;
(iii)    the existence of any claim, set off or other right that the Guarantor may have at any time against the Purchaser whether in connection with the Obligations or otherwise; or
(iv)    any discharge of the Guarantor as a matter of applicable law or equity (other than a discharge of the Guarantor with respect to the Obligations as a result of (A) payment of the Obligations in accordance with their terms, (B) defenses to the payment of the Obligations that would be available to the Purchaser under the Purchase Agreement or (C) a breach by the Vendor of this Limited Guarantee).
(c)    The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Vendor upon this Limited Guarantee or acceptance of this Limited Guarantee. The Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guarantee, and all dealings between the Purchaser or the Guarantor, on the one hand, and the Vendor, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guarantee. When pursuing its rights and remedies hereunder against the Guarantor, the Vendor shall be under no obligation to pursue such rights and remedies as it may have against the Purchaser or any other Person for the Obligations or any right of offset with respect thereto, and any failure by the Vendor to pursue such other rights or remedies or to collect any payments from the Purchaser or any such other Person or to realize upon or to exercise any such right of offset shall not relieve the Guarantor of any liability hereunder.
(d)    The Vendor shall not be obligated to file any claim relating to the Obligations in the event that the Purchaser becomes subject to a bankruptcy, reorganization or similar proceedings, and the failure of the Vendor to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Vendor in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, then, to the extent that the Obligations validly existed pursuant to, and in accordance with, the terms and subject to the conditions of this Limited Guarantee at the time such original payment was made, the Guarantor shall remain liable hereunder with respect to the Obligations (subject to the Cap and the second proviso of the first sentence of Section 1) as if such payment had not been made.
(e)    Notwithstanding any other provision of this Limited Guarantee, the Vendor hereby agrees that (i) the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guarantee or any claim, set-off, deduction, defense or release that the Purchaser could assert against the Vendor under the terms of, or with respect to, the Purchase Agreement and (ii) any failure by the Vendor to comply with the terms of the Purchase Agreement, including, without limitation, any breach by the Vendor of any representation, warranty or covenant contained therein or in any of the agreements, certificates and other documents required to be delivered by the Vendor pursuant to the terms of the Purchase Agreement (whether such breach results from fraud, intentional misrepresentation or otherwise), that would relieve the Purchaser of its obligations under the Purchase Agreement shall likewise automatically and without any further action on the part of any Person relieve the Guarantor of its obligations under this Limited Guarantee.
3.    Waiver of Acceptance, Presentment, Etc. The Guarantor expressly and irrevocably waives defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and any notice not required hereby or required to be provided to the Purchaser under or in connection with the Purchase Agreement, all defenses which may be available by virtue of any valuation, stay, moratorium or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Purchaser or any other Person liable with respect to the Obligations, and all suretyship defenses generally, other than defenses that are available (a) to the Purchaser under the Purchase Agreement, (b) to the Guarantor in respect of a breach by the Vendor of this Limited Guarantee and (c) to the Purchaser or the Guarantor in respect of fraud or intentional misrepresentation of the Vendor or any of its Affiliates in connection with the Purchase Agreement or the transactions contemplated thereby.
4.    Sole Remedy.
(a)    The Vendor acknowledges and agrees that the Purchaser has no assets, other than its rights under the Purchase Agreement and the Equity Commitment Letters, and that, except as and on the terms and subject to the conditions contemplated by the Equity Commitment Letters, no funds are expected to be contributed to the Purchaser unless the Closing occurs, and that, except for the rights against the Purchaser set forth in, and on the terms and subject to the conditions of, the Equity Commitment Letters and Section 10.7 of the Purchase Agreement, the Vendor shall not have any right to cause any assets to be contributed to the Purchaser by the Guarantor, any Guarantor Related Party (as hereinafter defined) or any other Person.
(b)    Without limiting any obligations of the Purchaser under the Purchase Agreement or the Guarantor under the applicable Equity Commitment Letter, the Vendor further agrees and acknowledges that no Person other than the Guarantor has any obligations hereunder and that, notwithstanding that the Guarantor may be a limited liability company, partnership or corporation, the Vendor and its Affiliates, security holders and representatives and their respective officers, directors, employees, heirs, trustees, beneficiaries, successors, assigns, representatives and agents (collectively, the “Vendor Related Parties”) have no remedy, recourse or right of recovery against, or contribution from, (i) any former, current or future member, general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, controlling person, assignee or Affiliate of the Guarantor (other than the Purchaser), (ii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to the Purchaser (including any Debt Financing Source) or (iii) any former, current or future member, general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, attorney, controlling person, assignee or Affiliate (other than the Guarantor and the Purchaser) of any of the foregoing (those persons and entities described in the foregoing clauses (i), (ii) and (iii) being referred to herein collectively as “Guarantor Related Parties”) in connection with this Limited Guarantee, the Purchase Agreement, the Equity Commitment Letters, the Debt Commitment Letter or any transaction contemplated hereby or thereby or otherwise relating thereto, through the Guarantor, the Purchaser or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim by or on behalf of any Guarantor or the Purchaser against the Guarantor or any Guarantor Related Party, or otherwise, except for the Retained Claims (as defined below); provided, however, that in the event the Guarantor (1) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (2) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of all of the Guarantor’s remaining net assets plus uncalled capital commitments is less than the Cap, then, and in each such case, the Vendor may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be, but only to the extent of the unpaid liability hereunder for which the Guarantor is liable, as determined in accordance with this Limited Guarantee. As used herein, unless otherwise specified, the term Guarantor shall include the Guarantor’s Successor Entity.
(c)    The Vendor hereby covenants and agrees that it shall not institute, and shall cause each of the Vendor Related Parties not to institute, directly or indirectly, any action or bring any other claim arising under, or in connection with, this Limited Guarantee, the limited guarantee delivered to Vendor on the date hereof by Safanad Management Limited, in its capacity as a Guarantor of certain of Purchaser’s monetary obligations under the Purchase Agreement (the “Other Limited Guarantee”), the Purchase Agreement, the Equity Commitment Letters, the Debt Commitment Letter or the transactions contemplated hereby or thereby, against the Purchaser, the Guarantor or any Guarantor Related Party except for (i) claims by the Vendor against the Guarantor under and in accordance with the terms and subject to the conditions of, this Limited Guarantee (the “Retained Guarantee Claims”), (ii) claims by the Vendor against the Purchaser under and in accordance with the terms and subject to the conditions of Section 2.6(e), the last sentence of Section 5.3(d), Sections 5.3(e), Section 7.3, and Section 9.3 of the Purchase Agreement (the “Retained Purchase Agreement Claims”) and (iii) claims by the Vendor to enforce the Equity Commitment Letters and to cause the Transactions to be consummated in accordance with the terms and subject to the conditions thereof and in Section 10.7 of the Purchase Agreement (the “Retained Equity Commitment Claims” and together with the Retained Guarantee Claims and the Retained Purchase Agreement Claims, the “Retained Claims”), which claims shall be the sole and exclusive remedy of the Vendor and all of the Vendor Related Parties against the Purchaser, the Guarantor or any Guarantor Related Party in respect of any liabilities or obligations arising under, or in connection with, the Purchase Agreement, this Limited Guarantee, the Other Limited Guarantee, the Equity Commitment Letters, the Debt Commitment Letter or the transactions contemplated hereby or thereby and, in each case, such recourse shall be subject to the limitations described herein and therein.
5.    Subrogation. The Guarantor will not exercise any rights of subrogation or contribution against the Purchaser, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency laws) or otherwise, by reason of any payment by the Guarantor pursuant to the provisions of Section 1 hereof unless and until the Obligations have been paid in full.
6.    Termination. The Guarantor shall not have any further liability or obligation under this Limited Guarantee from and after the earliest of (a) the consummation of the Closing and the funding on that date, (b) the termination of the Purchase Agreement under circumstances in which the Purchaser is not obligated to pay the Purchaser Termination Fee or any amounts under Section 2.6(e), the last sentence of Section 5.3(d) or Section 5.3(e) of the Purchase Agreement and (c) any modification, amendment or waiver of any provision of the Purchase Agreement, the Equity Commitment Letters or Other Limited Guarantee without the Guarantor’s prior written consent, and (d) the thirtieth (30th) day after any other termination of the Purchase Agreement under circumstances in which the Purchaser is obligated to pay the Purchaser Termination Fee in accordance with Section 7.3 of the Purchase Agreement or any amounts under Section 2.6(e), the last sentence of Section 5.3(d) or Section 5.3(e) of the Purchase Agreement (any termination described in this clause (d), a “Qualifying Termination”), unless prior to the thirtieth (30th) day after such Qualifying Termination, the Vendor shall have commenced a suit, action or other proceeding against the Purchaser alleging that the Purchaser Termination Fee or any amount under Section 2.6(e), the last sentence of Section 5.3(d) or Section 5.3(e) of the Purchase Agreement is due and owing or against the Guarantor that amounts are due and owing from the Guarantor pursuant to Section 1 of this Limited Guarantee (a “Qualifying Suit”); provided, that if a Qualifying Termination has occurred and a Qualifying Suit is filed prior to the thirtieth (30th) day after a Qualifying Termination, the Guarantor shall not have any further liability or obligation under this Limited Guarantee from and after the earliest of (w) the Closing, (x) a final, non-appealable resolution of such Qualifying Suit determining that the Purchaser does not owe the Purchaser Termination Fee or that the Guarantor does not owe any amount pursuant to Section 1 of this Limited Guarantee, (y) a written agreement between the Guarantor and the Vendor terminating the obligations and liabilities of the Guarantor pursuant to this Limited Guarantee and (z) payment of the Obligations due and owing by the Guarantor or the Purchaser (subject to the Cap and the second proviso of the first sentence of Section 1). In the event that the Vendor or any Vendor Related Party institutes any suit, action or other proceeding or makes any claim (A) asserting that the provisions of this Section 6 or Sections 1, 2, 4, 7, 8, 10, 14, 15, 16, 18, 19 or 22 hereof or the corresponding provisions of the Other Limited Guarantee are illegal, invalid or unenforceable in whole or in part or that the Guarantor (as defined in the Other Limited Guarantee, as applicable) is liable in excess of or to a greater extent than such Guarantor’s Pro Rata Share of the Obligations or for an aggregate amount in excess of the Cap (in each case, as defined herein or in the Other Limited Guarantee, as applicable), (B) arising under, or in connection with, this Limited Guarantee, the Other Limited Guarantee, the Purchase Agreement, the Equity Commitment Letters, the Debt Commitment Letter or the transactions contemplated hereby or thereby, the negotiation thereof or any oral representations made or alleged to be made in connection therewith, other than a Retained Claim or claims by the Vendor against the Guarantor under the Other Limited Guarantee under and in accordance with the terms and subject to the conditions of, the Other Limited Guarantee, or (C) (i) in respect of a Retained Guarantee Claim, a claim against the Guarantor under the Other Limited Guarantee or a Retained Equity Commitment Claim in any jurisdiction other than New York or (ii) in respect of a Retained Purchase Agreement Claim in any jurisdiction other than Ontario, Canada, then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (y) if the Guarantor has previously made any payments under this Limited Guarantee, the Guarantor shall be entitled to recover such payments from the Vendor and (z) none of the Guarantor, the Purchaser or any Guarantor Related Party shall have any liability to the Vendor or any Vendor Related Party under this Limited Guarantee or with respect to the transactions contemplated by the Purchase Agreement, the Equity Commitment Letters or the Debt Commitment Letter. Upon the request of the Guarantor after any termination of the obligations and liabilities of the Guarantor pursuant to the provisions of this Section 6, the Vendor shall provide the Guarantor with written confirmation of such termination.
7.    Continuing Guarantee. Except to the extent that the obligations and liabilities of the Guarantor are terminated pursuant to the provisions of Section 6 hereof, this Limited Guarantee is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Obligations (subject to the Cap and the other limitations set forth herein), shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Vendor and its respective successors and permitted transferees and assigns. All obligations to which this Limited Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Vendor hereby agrees that to the extent the Purchaser is relieved of any of its representations, warranties, covenants or agreements contained in the Purchase Agreement so as to render any continuing liability or obligations arising in connection with the Purchase Agreement inapplicable, or the Purchaser is relieved of its payment obligations in respect of the Purchaser Termination Fee of the other Obligations, the Guarantor shall be similarly relieved of the Obligations under this Limited Guarantee.
8.    Entire Agreement. This Limited Guarantee, together with the Purchase Agreement, the Equity Commitment Letters and the Other Limited Guarantee, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Purchaser, and the Guarantor or any Guarantor Related Party, on the one hand, and the Vendor or any Vendor Related Party, on the other hand.
9.    Amendments and Waivers. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Vendor, or in the case of waiver, by the party against which the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited

Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guarantee will operate as a waiver thereof.
10.    No Third Party Beneficiaries. Except for the provisions of this Limited Guarantee which reference the Purchaser, or Guarantor Related Parties (which shall be for the benefit of and enforceable by the Purchaser and each Guarantor Related Party, as applicable), the parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto and the Guarantor Related Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
11.    Counterparts. This Limited Guarantee may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Limited Guarantee will become effective when duly executed by each party hereto.
12.    Delivery by Facsimile or Electronic Transmission. This Limited Guarantee and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.
13.    Notices. Any notice, direction or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, electronic mail, courier or facsimile and addressed:
(a)    if to the Guarantor:
c/o NorthStar Asset Management
399 Park Avenue
New York, New York 10022
Attention: Robert Gatenio
Email: gatenio@nsamgroup.com

with a copy to (which shall not constitute notice):
NorthStar Asset Management

399 Park Avenue
New York, New York 10022
Attention: Ronald J. Lieberman
Email: rlieberman@nsamgroup.com

and

NorthStar Asset Management
2 Bethesda Metro Center, Suite 1300
Bethesda, Maryland 20814
Attention: Doug Bath
Email: dbath@nsamgroup.com

(b)    if to the Vendor, to:
Extendicare Inc.

3000 Steeles Avenue East, Suite 700
Markham, Ontario, L3R 9W2
Attention: Timothy Lukenda

Email:    tlukenda@extendicare.com

with a copy to (which shall not constitute notice):
Bennett Jones LLP

Suite 3400
1 First Canadian Place
Toronto, Ontario M5X 1A4
Attention: Andrew Kingsmill

Email:    KingsmillA@bennettjones.com

14.    Governing Law. This Limited Guarantee, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Limited Guarantee, or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.
15.    Jurisdiction; Venue; Service of Process.
(a)    Jurisdiction; Venue. Each party to this Limited Guarantee, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan in the City of

New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purpose of any action between the parties arising in whole or in part under or in connection with this Limited Guarantee, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Limited Guarantee or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
(b)    Service of Process. Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Limited Guarantee in any manner permitted by New York law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13, will constitute good and valid service of process in any such action, and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.
16.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS LIMITED GUARANTEE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17.    Representations and Warranties. The Guarantor hereby represents and warrants to the Vendor that: (a) it has all power and authority to execute, deliver and perform this Limited Guarantee; (b) the execution, delivery and performance of this Limited Guarantee by the Guarantor have been duly and validly authorized and approved by all necessary company action, and no other proceedings or actions on the part of the Guarantor are necessary therefor; (c) this Limited Guarantee has been duly and validly executed and delivered by the Guarantor and, assuming due execution and delivery of the Purchase Agreement by all of the parties thereto, constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; (d) the execution, delivery and performance by the Guarantor of this Limited Guarantee do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable law or judgment binding on the Guarantor or its assets or (iii) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which the Guarantor is a party; and (e) the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee.
18.    No Assignment. Neither the Guarantor nor the Vendor may assign its respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Vendor (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Vendor); provided, that the Guarantor may assign all or a portion of its respective obligations hereunder to an Affiliate or to an entity managed by or advised by an Affiliate of the Guarantor; provided, further, that no such assignment shall relieve the Guarantor of any liability or obligation hereunder except to the extent actually performed or satisfied by the assignee.
19.    Severability. Any term or provision of this Limited Guarantee that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the Cap provided in Section 1 hereof and to the provisions of the second proviso of the first sentence of Section 1, and Sections 2(e), 4 and 5 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates, security holders and representatives not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable.
20.    Confidentiality. This Limited Guarantee shall be treated as confidential and is being provided to the Vendor solely in connection with the execution and delivery of the Purchase Agreement. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document other than the Purchase Agreement and the Equity Commitment Letters, except with the written consent of the Guarantor and the Vendor; provided, that no such written consent shall be required (and the Guarantor, the Vendor and their respective Affiliates shall be free to release such information) for disclosures to such Person’s respective Representatives or the other Persons that are delivering Equity Commitment Letters and/or Limited Guarantees as of the date hereof, so long as such Persons agree to keep such information confidential on terms substantially identical to the terms contained in this Section 20; provided, further, that the Guarantor and the Vendor may disclose this Limited Guarantee to the extent required by law (provided that, to the extent practicable, Vendor will provide the Guarantor an opportunity to review such required disclosure in advance of such disclosure being made).

21.    Headings. The headings contained in this Limited Guarantee are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.
22.    Relationship of the Parties; Several Liability. Each party acknowledges and agrees that (a) this Limited Guarantee is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Limited Guarantee nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Guarantor under this Limited Guarantee are solely contractual in nature. The Vendor hereby acknowledges that it has received fully executed copies of the Equity Commitment Letters and the Debt Commitment Letter and acknowledges and agrees that, except as expressly and to the extent provided in the Equity Commitment Letters and Section 10.7 of the Purchase Agreement and subject to all of the terms, conditions and limitations herein and therein, nothing contained herein or therein shall entitle the Vendor or any Vendor Related Party to (y) enforce specifically the Equity Commitment Letters or Debt Commitment Letter or (z) otherwise have any rights as a third party beneficiary or otherwise against the Guarantor, any Guarantor Related Party or any other Person under the Equity Commitment Letters or the Debt Commitment Letter. In no event shall the Purchaser or the Guarantor be considered an “Affiliate”, “security holder” or “representative” of the Vendor or any Vendor Related Party for any purpose of this Limited Guarantee. Nothing herein shall be deemed to limit, amend or release any rights of the Purchaser under the Debt Commitment Letter.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guarantee as of the date first written above.
GUARANTOR:

NORTHSTAR HEALTHCARE INCOME OPERATING PARTNERSHIP, LP

By: NorthStar Healthcare Income, Inc.
its sole general partner

By: /s/ Ronald J. Lieberman________________
Name: Ronald J. Lieberman
Title:    Executive Vice President, General Counsel & Secretary

VENDOR:
EXTENDICARE INTERNATIONAL, INC.
By: /s/ Tim L. Lukenda_____________________
Name: Tim L. Lukenda
Title: Chief Executive Officer and President

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